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                           Master Custodian Agreement

This Agreement between those Investment Companies (each such investment company and each investment company made subject to this Agreement in accordance with
Section 18 herein, be referred to as a "Fund" and collectively as the "Funds") listed on Appendix A hereto (hereinafter "Appendix A", as it may be amended from time to time) which may be Massachusetts business trusts or have such other form of organization as may be indicated and State Street Bank and Trust Company, a Massachusetts trust company (the "Custodian").

                                   Witnesseth:

Whereas, the Custodian and the Funds desire to enter into this Custodian Agreement;

Whereas, the Funds are registered under the Investment Company Act of 1940 and each Fund has appointed the Bank to act as its Custodian;

Whereas, the Funds may be authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

Whereas, each Fund so authorized intends that this Agreement be applicable to each of its series set forth on Appendix A (each such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 19 herein, be referred to as a "Portfolio" and collectively as the "Portfolios").

Now Therefore, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

Section 1.   Employment of Custodian and Property to be Held by It

Each Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities"). Each Fund, on behalf of its Portfolio(s), agrees to deliver to the Custodian all securities and cash of such Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by it from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of each Fund representing interests in its Portfolios ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Fund and not delivered to the Custodian.

Upon receipt of "Proper Instructions" (as such term is defined in Section 6 hereof), the Custodian shall on behalf of the applicable Portfolio from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Directors or the Board of Trustees of the applicable Fund on behalf of the applicable Portfolio (as appropriate, and in each case, the "Board"). The Custodian may employ as sub-custodian for each Fund's foreign securities on behalf of the applicable Portfolio, the

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foreign banking institutions and foreign securities depositories designated in
Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4. The Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

Section 2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

     Section 2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all domestic securities owned by such Portfolio other than securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System").

     Section 2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by a Portfolio;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of a Portfolio;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to
          Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence

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          representing the same aggregate face amount or number of units;
          provided that, in any such case, the new securities are to be delivered to the Custodian;

     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

     11) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

     12) For delivery in accordance with the provisions of any agreement among a Fund on behalf of a Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

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     13)  For delivery in accordance with the provisions of any agreement among a Fund on behalf of a Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

     14) Upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

     15) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.

     Section 2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the applicable Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to a Portfolio, unless a Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

     Section 2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Monies held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the monies to be deposited with each such bank or trust

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company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such monies shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     Section 2.5 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

     Section 2.6 Payment of Fund Monies. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

     1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in
          Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of repurchase agreements entered into between the Fund on behalf of a Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

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     2)   In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

     3)   For the redemption or repurchase of Shares issued as set forth in
          Section 5 hereof;

     4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

     6) For payment of the amount of dividends received in respect of securities sold short; and

     7) For any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

     Section 2.7 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

     Section 2.8 Deposit of Fund Assets In U.S. Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System subject to the following provisions:

     1) The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System (the "U.S. Securities System Account") which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

     3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities

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          have been transferred to the U.S. Securities System Account, and (ii)
          the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon
          (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio;

     4) The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

     5) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

     Section 2.9 Segregated Account. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of a Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the

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Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for any other purpose upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio.

     Section 2.10 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

     Section 2.11 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

     Section 2.12 Communications Relating to Fund Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the applicable Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

Section 3.   Provisions Relating to Rules 17F-5 and 17F-7

     Section 3.1. Definitions. As used throughout this Agreement, the following capitalized terms shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

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"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule
17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

     Section 3.2. The Custodian as Foreign Custody Manager.

          3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this
Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

          3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with
Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board, on behalf of the Portfolios, responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each

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country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

          3.2.3   Scope of Delegated Responsibilities:

     (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

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          3.2.4   Guidelines for the Exercise of Delegated Authority. For
purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

          3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Section
3.2 after the occurrence of the material change.

          3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

          3.2.7 Representations with Respect to Rule 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

          3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

     Section 3.3  Eligible Securities Depositories.

          3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

           3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

Section 4. Duties of the Custodian with Respect to Property of the Portfolios
           Held Outside the United States

     Section 4.1 Definitions. As used throughout this Agreement, the following capitalized terms shall have the indicated meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

     Section 4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     Section 4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

     Section 4.4. Transactions in Foreign Custody Account.

          4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

     (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

     (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi)      in connection with the lending of foreign securities; and

     (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

            4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the applicable Portfolio in the following cases only:

     (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

     (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vi) for payment of part or all of the dividends received in respect of securities sold short;

     (vii)  in connection with the borrowing or lending of foreign securities;
            and

     (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

            4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolio and delivery of Foreign Assets maintained for the account of the Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     Section 4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     Section 4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

     Section 4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolio shall be entitled and shall credit such income, as collected, to the Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     Section 4.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

     Section 4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

     Section 4.10. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

     Section 4.11 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on a Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the applicable Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

     Section 4.12. Liability of Custodian. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

Section 5.   Payments for Sales or Repurchases or Redemptions of Shares

The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

Section 6.   Proper Instructions

Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Each applicable Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that each Fund and the Custodian agree to security procedures, including but not limited to, the security procedures selected by the Fund in the form of Funds Transfer Addendum attached hereto. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.9.

Section 7.   Actions Permitted Without Express Authority

The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

       1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

       2) surrender securities in temporary form for securities in definitive form;

       3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

       4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

Section 8.   Evidence of Authority

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a copy of a resolution of the Board, certified by the Secretary or an Assistant Secretary of the Fund ("Certified Resolution"), as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

Section 9. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus.

Section 10.  Records

The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

Section 11.  Opinion of Fund's Independent Accountant

The Custodian shall take all reasonable action, as the applicable Fund, on behalf of each applicable Portfolio, may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

Section 12.  Reports to Fund by Independent Public Accountants

The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System, relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

Section 13.  Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between each Fund on behalf of each applicable Portfolio and the Custodian.

Section 14.  Responsibility of Custodian

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for a Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to any Fund or Portfolio for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Fund or its duly-authorized investment manager or investment advisor in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a securities system (including both U.S. Securities Systems and Foreign Securities Systems); (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

In no event shall the Custodian be liable for indirect, special or consequential damages.

Section 15.  Effective Period, Termination and Amendment

This Agreement shall become effective for any particular Fund on the date indicated on Appendix A, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that no Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of such Fund's Declaration of Trust, Articles of Incorporation or other governing documents, as applicable, and further provided, that each Fund may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Agreement with respect to any particular Portfolio, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

Section 16.  Successor Custodian

If a successor custodian for one or more Funds or Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian hereunder and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof with respect to any Portfolio owing to the failure of the applicable Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

Section 17.  Interpretive and Additional Provisions

In connection with the operation of this Agreement, the Custodian and each Fund on behalf of the Portfolios may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Declaration of Trust, Articles of Incorporation or other governing documents, as applicable. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

Section 18.  Additional Funds

In the event that any entity in addition to those Funds listed on Appendix A attached hereto desires to have the Custodian render services as custodian under the terms hereof and if the Custodian wishes to provide such services, then the parties will execute a revised Exhibit A. Upon execution thereof, such entity shall become a Fund hereunder and be bound by all terms, conditions and provisions hereof.

Section 19.  Additional Portfolios

In the event that any Fund establishes one or more series of Shares in addition to the Portfolios listed on Appendix A attached hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof and if the Custodian wishes to provide such services, then the parties will execute a revised Exhibit A. Upon execution thereof, such entity shall become a Portfolio hereunder.

Section 20.  Massachusetts Law to Apply

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

Section 21.  Prior Agreements

This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between each Fund on behalf of each of the Portfolios and the Custodian relating to the custody of each Portfolio's assets.

Section 22.  Notices.

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:      Nuveen
                  333 West Wacker Drive
                  Chicago, Illinois 60606
                  Attention: Stephen Foy, Vice President
                  Telephone: (312) 917-7956
                  Facsimile: (312) 917-7725

To the Custodian:       State Street Bank and Trust Company
                        One Federal Street BO2/2
                        Boston, Massachusetts 02101
                        Attention: Louis D. Abruzzi, Jr.
                        Telephone: 617-662-0300
                        Facsimile: 617- 662-0291

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

Section 23.  Reproduction of Documents

This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 24.  Remote Access Services Addendum

The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

Section 25.  Shareholder Communications Election

SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [_] The Custodian is authorized to release the Fund's name, address, and share positions.

NO  [X]      The Custodian is not authorized to release the Fund's name, address, and share positions.

Section 26.  Limitation of Liability

To the extent that a Fund's Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, this Agreement is executed on behalf of such Fund by the Fund's officers as officers and not individually. The obligations imposed upon the applicable Fund by this Agreement are not binding upon any of such Fund's Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed effective as of August 19, 2002.

Each of the Funds Listed On Appendix A:    Fund Signature Attested to By:




By:    /s/ Stephen D. Foy                  By:    /s/ Tina M. Lazar
       ------------------------------             ----------------------------

Name:  Stephen D. Foy                      Name:  Tina M. Lazar
       -----------------------------              ----------------------------

Title: Vice President                      Title: Vice President
       ------------------------------             ----------------------------




State Street Bank and Trust Company        Signature Attested to By:




By:    /s/ Joseph L. Hooley                By:    /s/ Raelene S. LaPlante
       ------------------------------             ----------------------------

Name:  Joseph L. Hooley                    Name:  Raelene S. LaPlante
       ------------------------------             ----------------------------

Title: Executive Vice President            Title: Vice President and Counsel
       ------------------------------             ----------------------------

                                   APPENDIX A
                              Custodian Agreement

FUND NAME                                                              EFFECTIVE
                                                                          DATE
  SERIES NAME

Nuveen Quality Preferred Income Fund                                    06/26/02

Nuveen Floating Rate Fund                                               08/19/02

Nuveen Senior Income Fund                                               08/19/02

Nuveen Real Estate Income Fund                                          09/10/02

Nuveen Arizona Dividend Advantage Municipal Fund 3                      09/15/02

Nuveen Connecticut Dividend Advantage Municipal Fund 3                  09/15/02

Nuveen Georgia Dividend Advantage Municipal Fund 2                      09/15/02

Nuveen Maryland Dividend Advantage Municipal Fund 3                     09/15/02

Nuveen North Carolina Dividend Advantage Municipal Fund 3               09/15/02

Nuveen Quality Preferred Income Fund 2                                  09/15/02

Nuveen California Dividend Advantage Municipal Fund                     10/01/02

Nuveen California Dividend Advantage Municipal Fund 2                   10/01/02

Nuveen California Dividend Advantage Municipal Fund 3                   10/01/02

Nuveen California Investment Quality Municipal Fund                     10/01/02

Nuveen California Municipal Market Opportunity Fund                     10/01/02

Nuveen California Municipal Value Fund                                  10/01/02

Nuveen California Performance Plus Fund                                 10/01/02

Nuveen California Premium Income Fund                                   10/01/02

Nuveen California Quality Income Municipal Fund                         10/01/02

Nuveen California Select Quality Municipal Fund                         10/01/02

Nuveen Insured California Dividend Advantage Municipal Fund             10/01/02

Nuveen Insured California Premium Income Fund                           10/01/02

Nuveen Insured California Premium Income Fund 2                         10/01/02

Nuveen Arizona Dividend Advantage Municipal Fund 2                      10/01/02

Nuveen Arizona Dividend Advantage Municipal Fund                        10/01/02

Nuveen Arizona Premium Income Municipal Fund                            10/01/02

Nuveen Michigan Dividend Advantage Municipal Fund                       10/01/02

Nuveen Michigan Premium Income Municipal Fund                           10/01/02

Nuveen Michigan Quality Income Municipal Fund                           10/01/02

Nuveen Ohio Dividend Advantage Municipal Fund 2                         10/01/02

Nuveen Ohio Dividend Advantage Municipal Fund                           10/01/02

Nuveen Ohio Dividend Advantage Municipal Fund 3                         10/01/02

Nuveen Ohio Quality Income Municipal Fund                               10/01/02

Nuveen Texas Quality Income Municipal Fund                              10/01/02

Nuveen Florida Investment Quality Municipal Fund                        10/01/02

Nuveen Florida Quality Income Municipal Fund                            10/01/02

Nuveen Insured Florida Premium Income Fund                              10/01/02

Nuveen New Jersey Dividend Advantage Municipal Fund 2                   10/01/02

Nuveen New Jersey Dividend Advantage Municipal Fund                     10/01/02

Nuveen New Jersey Investment Quality Municipal Fund                     10/01/02

Nuveen New Jersey Premium Income Municipal Fund                         10/01/02

Nuveen Pennsylvania Dividend Advantage Municipal Fund 2                 10/01/02

Nuveen Pennsylvania Dividend Advantage Municipal Fund                   10/01/02

Nuveen Pennsylvania Investment Quality Municipal Fund                   10/01/02

Nuveen Pennsylvania Premium Income Fund 2                               10/01/02

Nuveen Insured California Select Tax-Free Income Portfolio              10/01/02

Nuveen Insured New York Select Tax-Free Income Portfolio                10/01/02

Nuveen Select Tax-Free Income Portfolio                                 10/01/02

Nuveen Select Tax-Free Income Portfolio 2                               10/01/02

Nuveen Select Tax-Free Income Portfolio 3                               10/01/02

Nuveen Connecticut Dividend Advantage Municipal Fund 2                  10/01/02

Nuveen Connecticut Dividend Advantage Municipal Fund                    10/01/02

Nuveen Connecticut Premium Income Fund                                  10/01/02

Nuveen Georgia Dividend Advantage Municipal Fund                        10/01/02

Nuveen Georgia Premium Income Fund                                      10/01/02

Nuveen Massachusetts Dividend Advantage Municipal Fund                  10/01/02

Nuveen Massachusetts Premium Income Fund                                10/01/02

Nuveen Maryland Dividend Advantage Municipal Fund                       10/01/02

Nuveen Maryland Dividend Advantage Municipal Fund 2                     10/01/02

Nuveen Maryland Premium Income Fund                                     10/01/02

Nuveen Missouri Premium Income Fund                                     10/01/02

Nuveen North Carolina Dividend Advantage Municipal Fund                 10/01/02

Nuveen North Carolina Dividend Advantage Municipal Fund 2               10/01/02

Nuveen North Carolina Premium Income Fund                               10/01/02

Nuveen Select Maturities Municipal Fund                                 10/01/02

Nuveen Virginia Dividend Advantage Municipal Fund                       10/01/02

Nuveen Virginia Dividend Advantage Municipal Fund 2                     10/01/02

Nuveen Virginia Premium Income Fund                                     10/01/02

Nuveen Municipal Advantage Fund, Inc.                                   10/01/02

Nuveen Dividend Advantage Municipal Fund                                10/01/02

Nuveen Dividend Advantage Municipal Fund 2                              10/01/02

Nuveen Dividend Advantage Municipal Fund 3                              10/01/02

Nuveen Insured Dividend Advantage Municipal Fund                        10/01/02

Nuveen Insured Premium Income Fund 2                                    10/01/02

Nuveen Insured Municipal Opportunity Fund                               10/01/02

Nuveen Insured Quality Municipal Fund                                   10/01/02

Nuveen Investment Quality Municipal Fund                                10/01/02

Nuveen Municipal Market Opportunity Fund                                10/01/02

Nuveen Municipal Income Fund, Inc.                                      10/01/02

Nuveen Municipal Value Fund, Inc.                                       10/01/02

Nuveen Performance Plus Municipal Fund                                  10/01/02

Nuveen Premier Municipal Income Fund                                    10/01/02

Nuveen Premier Insured Municipal Income Fund                            10/01/02

Nuveen Premium Income Municipal Fund, Inc.                              10/01/02

Nuveen Premium Income Municipal Fund, Inc. 2                            10/01/02

Nuveen Premium Income Municipal Fund, Inc. 4                            10/01/02

Nuveen Quality Income Municipal Fund                                    10/01/02

Nuveen Select Quality Municipal Fund                                    10/01/02

Nuveen Insured New York Dividend Advantage Municipal Fund               10/01/02

Nuveen Insured New York Premium Income Fund                             10/01/02

Nuveen New York Dividend Advantage Municipal Fund                       10/01/02

Nuveen New York Dividend Advantage Municipal Fund 2                     10/01/02

Nuveen New York Investment Quality Municipal Fund                       10/01/02

Nuveen New York Municipal Value Fund, Inc.                              10/01/02

Nuveen New York Performance Plus Fund                                   10/01/02

Nuveen New York Quality Income Municipal Fund                           10/01/02

Nuveen New York Select Quality Municipal Fund                           10/01/02

Nuveen High Yield Municipal Bond Fund                                   11/01/02

Nuveen Insured Municipal Bond Fund                                      11/01/02

Nuveen Intermediate Duration Municipal Bond Fund                        11/01/02

Nuveen All-American Municipal Bond Fund                                 11/01/02

Nuveen Limited Term Municipal Bond Fund                                 11/01/02

Nuveen Connecticut Municipal Bond Fund                                  11/01/02

Nuveen California Insured Municipal Bond Fund                           11/01/02

Nuveen California Municipal Bond Fund                                   11/01/02

Nuveen Massachusetts Insured Municipal Bond Fund                        11/01/02

Nuveen Massachusetts Municipal Bond Fund                                11/01/02

Nuveen New Jersey Municipal Bond Fund                                   11/01/02

Nuveen New York Insured Municipal Bond Fund                             11/01/02

Nuveen New York Municipal Bond Fund                                     11/01/02

Nuveen Innovation Fund                                                  11/01/02

Nuveen NWQ International Value Fund                                     11/01/02

Nuveen Rittenhouse Growth Fund                                          11/01/02

Nuveen Balanced Municipal and Stock Fund (comprised of Stock            11/01/02
Portfolio and Municipal Portfolio)

Nuveen Balanced Stock and Bond Fund                                     11/01/02

Nuveen European Value Fund                                              11/01/02

Nuveen Large-Cap Value Fund                                             11/01/02

Nuveen Maryland Municipal Bond Fund                                     11/01/02

Nuveen Arizona Municipal Bond Fund                                      11/01/02

Nuveen Colorado Municipal Bond Fund                                     11/01/02

Nuveen Florida Municipal Bond Fund                                      11/01/02

Nuveen Georgia Municipal Bond Fund                                      11/01/02

Nuveen Kansas Municipal Bond Fund                                       11/01/02

Nuveen Kentucky Municipal Bond Fund                                     11/01/02

Nuveen Louisiana Municipal Bond Fund                                    11/01/02

Nuveen Michigan Municipal Bond Fund                                     11/01/02

Nuveen Missouri Municipal Bond Fund                                     11/01/02

Nuveen North Carolina Municipal Bond Fund                               11/01/02

Nuveen New Mexico Municipal Bond Fund                                   11/01/02

Nuveen Ohio Municipal Bond Fund                                         11/01/02

Nuveen Pennsylvania Municipal Bond Fund                                 11/01/02

Nuveen Tennessee Municipal Bond Fund                                    11/01/02

Nuveen Virginia Municipal Bond Fund                                     11/01/02

Nuveen Wisconsin Municipal Bond Fund                                    11/01/02

Nuveen Insured New York Tax Free Advantage Municipal Fund               11/04/02

Nuveen Insured California Tax Free Advantage Municipal Fund             11/04/02

Nuveen Insured Tax Free Advantage Municipal Fund                        11/04/02

Nuveen Insured Florida Tax Free Advantage Municipal Fund                11/04/02

Nuveen Insured Massachusetts Tax Free Advantage Municipal Fund          11/04/02

Nuveen NWQ Multi-Cap Value Fund                                         12/09/02

Nuveen Quality Preferred Income Fund 3                                  12/23/02


For the Above Fund Parties             State Street Bank and Trust Company


By:    /s/ Stephen Foy                 By:    /s/ Joseph L. Hooley
       ------------------------------         ----------------------------------

Name:  Stephen Foy                     Name:  Joseph L. Hooley
       ------------------------------         ----------------------------------

Title: Vice President                  Title: Executive Vice President
       ------------------------------         ----------------------------------


Date:  December 6, 2002
       ------------------------------

                             FUNDS TRANSFER ADDENDUM                      [LOGO]


OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client's account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATION STATEMENTS: Confirmation of State Street's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street's proprietary information systems, such as, but not limited to Horizon and GlobalQuest(R), account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or(c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

11. MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to the wrong party or parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

                             FUNDS TRANSFER ADDENDUM                      [LOGO]


Security Procedure(s) Selection Form

Please select one or more of the funds transfer security procedures indicated below.

[_] SWIFT
SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions.

Selection of this security procedure would be most appropriate for existing SWIFT members.

[_] Standing Instructions
Standing Instructions may be used where funds are transferred to a broker on the Client's established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of the brokers that State Street has determined are used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

[_] Remote Batch Transmission
Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers. Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

[_] Global Horizon Interchangesm Funds Transfer Service
Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street. This delivery mechanism is most appropriate for Clients with a low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

[_] Telephone Confirmation (Callback)
Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client's location to authenticate the instruction.

Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

[_] Repetitive Wires
For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually.

This alternative is recommended whenever funds are frequently transferred between the same two accounts.

[_] Transfers Initiated by Facsimile
The Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client.

We provide this option for Clients who wish to batch wire instructions and transmit these as a group to State Street Mutual Fund Services once or several times a day.

                             FUNDS TRANSFER ADDENDUM                      [LOGO]


[_] Automated Clearing House (ACH)
State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:

[_] Global Horizon Interchange Automated Clearing House Service
Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

[_] Transmission from Client PC to State Street Mainframe with Telephone
Callback

[_] Transmission from Client Mainframe to State Street Mainframe with Telephone Callback

[_] Transmission from DST Systems to State Street Mainframe with Encryption

[_] Magnetic Tape Delivered to State Street with Telephone Callback

State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery methods and security procedure(s) will be effective ____________________________ for payment orders initiated by our organization.

Key Contact Information

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                            ALTERNATE CONTACT

___________________________________          ___________________________________
          Name                                           Name

___________________________________          ___________________________________
          Address                                        Address

___________________________________          ___________________________________
          City/State/Zip Code                            City/State/Zip Code

___________________________________          ___________________________________
          Telephone Number                               Telephone Number

___________________________________          ___________________________________
          Facsimile Number                               Facsimile Number

___________________________________
          SWIFT Number

___________________________________
          Telex Number

                             FUNDS TRANSFER ADDENDUM                      [LOGO]

INSTRUCTION(S)

TELEPHONE CONFIRMATION

Fund ______________________________________________________

Investment Adviser ________________________________________

Authorized Initiators
    Please Type or Print

Please provide a listing of Fund officers or other individuals who are currently authorized to initiate wire transfer instructions to State Street:

NAME TITLE (Specify whether position SPECIMEN SIGNATURE is with Fund or Investment
                     Adviser)

___________________  _______________________________  __________________________

___________________  _______________________________  __________________________

___________________  _______________________________  __________________________

___________________  _______________________________  __________________________

___________________  _______________________________  __________________________

Authorized Verifiers
    Please Type or Print

Please provide a listing of Fund officers or other individuals who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME                 CALLBACK PHONE NUMBER            DOLLAR LIMITATION (IF ANY)

___________________  _______________________________  __________________________

___________________  _______________________________  __________________________

___________________  _______________________________  __________________________

___________________  _______________________________  __________________________

___________________  _______________________________  __________________________

             REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT

         ADDENDUM to that certain Custodian Agreement effective as of August 19, 2002 (the "Custodian Agreement") between the funds listed on Appendix A attached thereto and as may be revised from time to time (the "Customer") and State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street").

         State Street has developed and utilizes proprietary accounting and other systems in conjunction with the custodian services which State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership which it makes available to its customers (the "Remote Access Services").

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties authorized by State Street ("Authorized Designees") with access to In~Sight(SM) as described in Exhibit A or such other systems as may be offered from time to time (the "System") on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the Custody Fee Schedule in effect from time to time between the parties (the "Fee Schedule"). The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, knowhow, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the "Proprietary Information"). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way; enhance or otherwise create derivative works based upon the System; nor will the Customer or Customer's Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS, EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent or copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the System or the Remote Access Services,
(ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days' notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Custodian Agreement. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum and the exhibits hereto constitute the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer accepts responsibility for its and its Authorized Designees' compliance with the terms of this Addendum.

                                   EXHIBIT A
                                       to
             REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT


                                  IN~SIGHT(SM)
                           System Product Description

In~Sight(SM) provides bilateral information delivery, interoperability, and on-line access to State Street. In~Sight(SM) allows users a single point of entry into State Street's diverse systems and applications. Reports and data from systems such as Investment Policy Monitor(SM), Multicurrency Horizon(SM), Securities Lending, Performance & Analytics, and Electronic Trade Delivery can be accessed through In~Sight(SM). This Internet-enabled application is designed to run from a Web browser and perform across low-speed data lines or corporate high-speed backbones. In~Sight(SM) also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In~Sight(SM) will continue to increase in direct proportion with the customer roll out, as it is viewed as the information delivery system will grow with State Street's customers.

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country              Subcustodian


Argentina            Citibank, N.A.


Australia            Westpac Banking Corporation


Austria              Erste Bank der Osterreichischen Sparkassen AG


Bahrain              HSBC Bank Middle East
                     (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Bangladesh           Standard Chartered Bank


Belgium              Fortis Bank nv-sa


Benin                via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                     Ivory Coast


Bermuda              The Bank of Bermuda Limited


Bolivia              Citibank, N. A.


Botswana             Barclays Bank of Botswana Limited


Brazil               Citibank, N.A.


Bulgaria             ING Bank N.V.


Burkina Faso         via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                     Ivory Coast


Canada               State Street Trust Company Canada


Cayman Islands       Bank of Nova Scotia Trust Company (Cayman) Ltd.


Chile                BankBoston, N.A.

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country              Subcustodian


People's Republic    Hongkong and Shanghai Banking Corporation Limited,
of China             Shanghai and Shenzhen branches


Colombia             Cititrust Colombia S.A. Sociedad Fiduciaria


Costa Rica           Banco BCT S.A.


Croatia              Privredna Banka Zagreb d.d

Cyprus               Cyprus Popular Bank Ltd.


Czech Republic       Ceskoslovenska Obchodni Banka, A.S.


Denmark              Danske Bank A/S


Ecuador              Citibank, N.A.


Egypt                HSBC Bank Egypt S.A.E.
                     (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Estonia              Hansabank

Finland              Nordea Bank Finland Plc.


France               BNP Paribas Securities Services, S.A.


Germany              Dresdner Bank AG


Ghana                Barclays Bank of Ghana Limited


Greece               National Bank of Greece S.A.

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country              Subcustodian


Guinea-Bissau        via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                     Ivory Coast


Hong Kong            Standard Chartered Bank

Hungary              HVB Bank Hungary Rt.


Iceland              Icebank Ltd.


India                Deutsche Bank AG

                     Hongkong and Shanghai Banking Corporation Limited


Indonesia            Standard Chartered Bank


Ireland              Bank of Ireland


Israel               Bank Hapoalim B.M.


Italy                BNP Paribas Securities Services, S.A.


Ivory Coast          Societe Generale de Banques en Cote d'Ivoire


Jamaica              Scotiabank Jamaica Trust and Merchant Bank Ltd.


Japan                Mizuho Corporate Bank Ltd.

                     Sumitomo Mitsui Banking Corporation


Jordan               HSBC Bank Middle East
                     (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Kazakhstan           HSBC Bank Kazakhstan
                     (as delegate of the Hongkong and Shanghai Banking
                     Corporation Limited)

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country              Subcustodian


Kenya                Barclays Bank of Kenya Limited


Republic of Korea    Hongkong and Shanghai Banking Corporation Limited


Latvia               A/s Hansabanka

Lebanon              HSBC Bank Middle East
                     (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Lithuania            Vilniaus Bankas AB


Malaysia             Standard Chartered Bank Malaysia Berhad


Mali                 via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                     Ivory Coast


Mauritius            Hongkong and Shanghai Banking Corporation Limited


Mexico               Banco Nacional de Mexico S.A.


Morocco              Banque Commerciale du Maroc


Namibia              Standard Bank Namibia Limited               -


Netherlands          KAS BANK N.V.


New Zealand          Westpac Banking Corporation


Niger                via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                     Ivory Coast


Nigeria              Stanbic Bank Nigeria Limited


Norway               Nordea Bank Norge ASA

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country              Subcustodian


Oman                 HSBC Bank Middle East
                     (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Pakistan             Deutsche Bank AG


Palestine            HSBC Bank Middle East
                     (as delegate of the Hongkong and Shanghai Banking
                     Corporation Limited)


Panama               BankBoston, N.A.


Peru                 Citibank, N.A.


Philippines          Standard Chartered Bank


Poland               Bank Handlowy w Warszawie S.A.


Portugal             Banco Comercial Portugues


Qatar                HSBC Bank Middle East
                     (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Romania              ING Bank N.V.


Russia               ING Bank (Eurasia) ZAO, Moscow


Senegal              via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                     Ivory Coast


Singapore            The Development Bank of Singapore Limited

Slovak Republic      Ceskoslovenska Obchodni Banka, A.S., pobocka zahranicnej
                     banky v SR


Slovenia             Bank Austria Creditanstalt d.d. - Ljubljana

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country               Subcustodian


South Africa          Nedcor Bank Limited

                      Standard Bank of South Africa Limited


Spain                 Banco Santander Central Hispano S.A.


Sri Lanka             Hongkong and Shanghai Banking Corporation Limited


Swaziland             Standard Bank Swaziland Limited


Sweden                Skandinaviska Enskilda Banken


Switzerland           UBS AG


Taiwan - R.O.C.       Central Trust of China


Thailand              Standard Chartered Bank


Togo                  via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                      Ivory Coast


Trinidad & Tobago     Republic Bank Limited


Tunisia               Banque Internationale Arabe de Tunisie


Turkey                Citibank, N.A.


Uganda                Barclays Bank of Uganda Limited


Ukraine               ING Bank Ukraine


United Arab Emirates  HSBC Bank Middle East
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country              Subcustodian


United Kingdom       State Street Bank and Trust Company,  London Branch


Uruguay              BankBoston, N.A.


Venezuela            Citibank, N.A.


Vietnam              The Hongkong and Shanghai Banking Corporation Limited


Zambia               Barclays Bank of Zambia Limited


Zimbabwe             Barclays Bank of Zimbabwe Limited

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

         Country                   Depositories

         Argentina                 Caja de Valores S.A.

         Australia                 Austraclear Limited

         Austria                   Oesterreichische Kontrollbank AG
                                   (Wertpapiersammelbank Division)

         Bahrain Clearing, Settlement, and Depository System of the Bahrain Stock Exchange

         Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                                   Banque Nationale de Belgique

         Benin                     Depositaire Central - Banque de Reglement

         Bermuda                   Bermuda Securities Depository

         Brazil Central de Custodia e de Liquidacao Financeira de Titulos Privado (CETIP)

                                   Companhia Brasileira de Liquidacao e Custodia

                                   Sistema Especial de Liquidacao e de Custodia
                                   (SELIC)

         Bulgaria                  Bulgarian National Bank

                                   Central Depository AD

         Burkina Faso              Depositaire Central - Banque de Reglement

         Canada                    Canadian Depository for Securities Limited

         Chile                     Deposito Central de Valores S.A.

         People's Republic         China Securities Depository and Clearing
                                   Corporation Limited

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

         Country                      Depositories

         of China                     Shanghai Branch

                                      China Securities Depository and Clearing
                                      Corporation Limited Shenzhen Branch

         Colombia                     Deposito Central de Valores

                                      Deposito Centralizado de Valores de
                                      Colombia S.A. (DECEVAL)

         Costa Rica                   Central de Valores S.A.

         Croatia                      Ministry of Finance

                                      National Bank of Croatia

                                      Sredisnja Depozitarna Agencija d.d.

         Cyprus                       Central Depository and Central Registry

         Czech Republic               Czech National Bank

                                      Stredisko cennych papiru - Ceska republika

         Denmark                      Vaerdipapircentralen (Danish Securities
                                      Center)

         Egypt                        Misr for Clearing, Settlement, and
                                      Depository S.A.E.

         Estonia                      Eesti Vaartpaberikeskus

         Finland                      Suomen Arvopaperikeskus (Finnish Central
                                      Securities Depository)

         France                       Euroclear France

         Germany                      Clearstream Banking AG, Frankfurt

         Greece                       Apothetirion Titlon AE - Central
                                      Securities Depository

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

          Country                      Depositories

                                       Bank of Greece,
                                       System for Monitoring Transactions in
                                       Securities in Book-Entry Form

         Guinea-Bissau                 Depositaire Central - Banque de Reglement

         Hong Kong                     Central Moneymarkets Unit

                                       Hong Kong Securities Clearing Company
                                       Limited

         Hungary                       Kozponti Elszamolohaz es Ertektar
                                       (Budapest) Rt. (KELER)

         Iceland                       Iceland Securities Depository Limited

         India                         Central Depository Services India Limited

                                       National Securities Depository Limited

                                       Reserve Bank of India

         Indonesia                     Bank Indonesia

                                       PT Kustodian Sentral Efek Indonesia

         Israel                        Tel Aviv Stock Exchange Clearing House
                                       Ltd. (TASE Clearinghouse)

         Italy                         Monte Titoli S.p.A.

         Ivory Coast                   Depositaire Central - Banque de Reglement

         Jamaica                       Jamaica Central Securities Depository

         Japan                         Bank of Japan  - Net System
                                       Japan Securities Depository Center
                                       (JASDEC) Incorporated

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

          Country                    Depositories

         Kazakhstan                  Central Depository of Securities

         Kenya                       Central Bank of Kenya

         Republic of Korea           Korea Securities Depository

         Latvia                      Latvian Central Depository

         Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                                     Banque du Liban

         Lithuania                   Central Securities Depository of Lithuania

         Malaysia                    Malaysian Central Depository Sdn. Bhd.

                                     Bank Negara Malaysia

         Mali                        Depositaire Central - Banque de Reglement

         Mauritius                   Central Depository and Settlement Co. Ltd.

                                     Bank of Mauritius

         Mexico                      S.D. Indeval, S.A. de C.V.

         Morocco                     Maroclear

         Netherlands                 Nederlands Centraal Instituut voor Giraal
                                     Effectenverkeer B.V.(NECIGEF)

         New Zealand                 New Zealand Central Securities Depository
                                     Limited

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

        Country                     Depositories

         Niger                      Depositaire Central - Banque de Reglement

         Nigeria                    Central Securities Clearing System Limited

         Norway                     Verdipapirsentralen (Norwegian Central
                                    Securities Depository)

         Oman                       Muscat Depository & Securities Registration
                                    Company, SAOC

         Pakistan                   Central Depository Company of Pakistan
                                    Limited

                                    State Bank of Pakistan

         Palestine                  Clearing Depository and Settlement, a
                                    department of the Palestine Stock Exchange

         Panama                     Central Latinoamericana de Valores, S.A.
                                    (LatinClear)

         Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A

         Philippines                Philippine Central Depository, Inc.

                                    Registry of Scripless Securities (ROSS) of the Bureau of Treasury

         Poland                     Krajowy Depozyt Papierow Wartosciowych S.A.
                                    (National Depository of Securities)

                                    Central Treasury Bills Registrar

         Portugal INTERBOLSA - Sociedade Gestora de Sistemas de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios, S.A.

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

        Country                      Depositories

         Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

         Romania                     Bucharest Stock Exchange Registry Division

                                     National Bank of Romania

                                     National Securities Clearing, Settlement and Depository Company

         Russia Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

         Senegal                     Depositaire Central - Banque de Reglement

         Singapore                   Central Depository (Pte) Limited

                                     Monetary Authority of Singapore

         Slovak Republic             National Bank of Slovakia

                                     Stredisko cennych papierov SR, a.s.

         Slovenia                    KDD - Centralna klirinsko depotna
                                     druzba d.d.

         South Africa                Central Depository Limited

                                     Share Transactions Totally Electronic
                                     (STRATE) Ltd.

         Spain                       Banco de Espana

                                     Servicio de Compensacion y
                                     Liquidacion de Valores, S.A.

         Sri Lanka                   Central Depository System (Pvt) Limited

         Sweden                      Vardepapperscentralen  VPC AB

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

          Country                     Depositories

                                      (Swedish Central Securities Depository)

         Switzerland                  SegaIntersettle AG (SIS)

         Taiwan - R.O.C.              Taiwan Securities Central Depository
                                      Company Limited

         Thailand                     Bank of Thailand

                                      Thailand Securities Depository Company
                                      Limited

         Togo                         Depositaire Central - Banque de Reglement

         Trinidad and Tobago          Trinidad and Tobago Central Bank

         Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres (STICODEVAM)

         Turkey                       Central Bank of Turkey

                                      Takas ve Saklama Bankasi A.S. (TAKASBANK)

         Uganda                       Bank of Uganda

         Ukraine                      Mizhregionalny Fondovy Souz

                                      National Bank of Ukraine

         United Arab Emirates         Clearing and Depository System,
                                      a department of the Dubai Financial Market

         Venezuela                    Banco Central de Venezuela

         Vietnam Securities Registration, Clearing and Settlement, Depository Department of the Securities Trading Center

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

         Country                          Depositories

         Zambia                           Bank of Zambia

                                          LuSE Central Shares Depository Limited

         TRANSNATIONAL

         Euroclear

         Clearstream Banking AG

                                   SCHEDULE C

                             MARKETING INFORMATION

Publication/Type of Information                                          Brief Description
-------------------------------                                          -----------------
(scheduled frequency)
The Guide to Custody in World Markets                   An overview of settlement and safekeeping procedures,
-------------------------------------                   custody practices and foreign investor considerations
(hardcopy annually and regular                          for the markets in which State Street offers custodial
website updates)                                        services.

Global Custody Network Review                           Information relating to Foreign Sub-Custodians in State
-----------------------------                           Street's Global Custody Network. The Review stands as an
(annually)                                              integral part of the materials that State Street provides
                                                        to its U.S. mutual fund clients to assist them in
                                                        complying with SEC Rule 17f-5. The Review also gives
                                                        insight into State Street's market expansion and Foreign
                                                        Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and
                                                        performance of our Foreign Sub-Custodian banks.

Securities Depository Review                            Custody risk analyses of the Foreign Securities Depositories
----------------------------                            presently operating in Network markets. This publication is an
(annually)                                              integral part of the materials that State Street provides to its
                                                        U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey                                     With respect to each market in which State Street offers custodial
-------------------                                     services, opinions relating to whether local law restricts (i)
(annually)                                              access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System,
                                                        (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System,
                                                        (iii) a fund's ability to recover in the event of a loss by a Foreign
                                                        Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                                 Copies of the contracts that State Street has entered into with each
-----------------------                                 Foreign Sub-Custodian that maintains U.S. mutual fund assets in the
(annually)                                              markets in which State Street offers custodial services.

Global Market Bulletin                                  Information on changing settlement and custody conditions in
----------------------                                  markets where State Street offers custodial services. Includes
(daily or as necessary)                                 changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street's clients.

Foreign Custody Advisories                              For those markets where State Street offers custodial services
(as necessary)                                          that exhibit special risks or infrastructures impacting custody,
                                                        State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                                 Informational letters and accompanying materials confirming
(presently on a quarterly                               State Street's foreign custody arrangements, including a
basis or as otherwise necessary)                        summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

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